                                 EXHIBIT 23.02

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the following Registration Statements of our reports dated March 14, 1997, with respect to the financial statements of Independent Child Study Teams, Inc. and I-R, Inc. included in the Form 8-K dated July 29, 1998.

REGISTRATION STATEMENT ON FORM S-3

Registration Number     Date Filed
--------------------------------------------------------------------------------
        33-92014        May 8, 1995
        33-92852        May 30, 1995
        333-1674        February 26, 1996
        333-16111       November 14, 1996
        333-21261       February 6, 1997
        333-26633       May 7, 1997
        333-31273       July 15, 1997
        333-39535       November 5, 1997
        333-43355       December 29, 1997
        333-46747       February 23, 1998
        333-48997       March 31, 1998
        333-50993       April 24, 1998

Registration Statement on Form S-8

Name                                    Registration Number      Date Filed
--------------------------------------------------------------------------------
1987-1991 Employee Stock Option Plan            33-77384       April 6, 1994
1993 Director Stock Option Plan                 33-77386       April 6, 1994
1993 Employee Stock Option Plan                 33-77390       April 6, 1994
1993 Management Stock Option Plan               33-77388       April 6, 1994
1997 Employee Stock Purchase Plan               333-21963      February 18, 1997



DELOITTE & TOUCHE LLP

Parsippany, New Jersey
July 27, 1998